Exhibit 6(b)

FORM OF

LETTER AGREEMENT

GW&K Multi-Cap Equity Fund

GW&K Municipal Enhanced Yield Fund

Investment Management Agreement

[            ], 2008

Managers Investment Group LLC

800 Connecticut Avenue

Norwalk, Connecticut 06854

Attn: Keitha L. Kinne, Chief Operating Officer

Re:	Investment Management Agreement between Managers Investment Group LLC and Managers AMG Funds, dated as of October 19, 1999

Ladies and Gentlemen:

Pursuant to Section 1(b) of the Investment Management Agreement between Managers Investment Group LLC (f/k/a the Managers Funds LLC) (“Managers”) and Managers AMG Funds (the “Trust”), dated October 19, 1999 and as amended from time to time, the Trust hereby advises you that it is creating two new series to be named GW&K Multi-Cap Equity Fund and GW&K Municipal Enhanced Yield Fund (the “New Funds”), and that the Trust desires Managers to provide management and investment advisory services with respect to the New Funds pursuant to the terms and conditions of the Investment Management Agreement. Attached as Appendix A is an amendment to Schedule A to the Investment Management Agreement.

Please acknowledge your agreement to provide such management and investment advisory services to the New Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

Managers AMG Funds

By:
Name: Donald S. Rumery
Title: Treasurer and Chief Financial Officer

ACKNOWLEDGED AND ACCEPTED

Managers Investment Group LLC

By:
	Name:	Keitha L. Kinne
	Title:	Chief Operating Officer
	Date:	[ ], 2008

AMENDMENT TO

SCHEDULE A

GW&K Multi-Cap Equity Fund

Advisory Fees pursuant to Section 2(a)

The Trust shall pay to the Advisor an annual gross investment advisory fee equal to 0.75% of the average daily net assets of the GW&K Multi-Cap Equity Fund. Such fee shall be accrued daily and paid as soon as practical after the last day of each calendar month.

Administration Fees Pursuant to Section 2(b)

None.

GW&K Municipal Enhanced Yield Fund

Advisory Fees pursuant to Section 2(a)

The Trust shall pay to the Advisor an annual gross investment advisory fee equal to 0.50% of the average daily net assets of the GW&K Municipal Enhanced Yield Fund. Such fee shall be accrued daily and paid as soon as practical after the last day of each calendar month.

Administration Fees Pursuant to Section 2(b)

None.